EX-10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (hereinafter sometimes referred to as the “Agreement”) dated as of the 8th day December, 2005 by and between ENERTECK CORPORATION, a Delaware corporation (the “Company”), and BATL BIOENERGY LLC, a Delaware limited liability company (“BATL”).

W I T N E S S E T H:

WHEREAS, BATL desires to make an investment in the Company, and the Company desires to accept the investment from BATL, pursuant to the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE ONE

PURCHASE AND SALE OF COMMON STOCK

1.1. Purchase and Sale of Common Stock. Upon the terms and subject to the conditions of this Agreement, BATL hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to BATL, for the aggregate purchase price of $3,000,000 (the “Purchase Price”), (i) 2,450,000 shares (the “BATL Shares”) of the common stock of the Company, $.001 par value (the “Common Stock”), and (ii) a warrant (the “BATL Warrant”) expiring in five (5) years from the Closing Date (as hereinafter defined) to purchase an additional 1,000,000 shares of Common Stock at an exercise price of $2.00 per share pursuant to a Warrant substantially in the form as annexed hereto as Exhibit A (the BATL Shares, the BATL Warrant and the shares of Common Stock underlying the BATL Warrant, are collectively referred to herein as the “BATL Securities”).

1.2. Closing. The closing (the “Closing”) in respect of the purchase and sale of the BATL Shares and the BATL Warrant shall take place on or before December 15, 2005 at a time (the “Closing Date”) and place as the parties shall agree.

1.3. Closing Documents. At the Closing:

(a)  The Company shall deliver to BATL:

(i) a duly executed certificate or certificates representing the BATL Shares and BATL Warrant, registered in the name of BATL; and

(ii) a legal opinion of counsel to the Company, addressed to BATL in the form of Annex A hereto; and

(iii) the certificate referred to in Section 1.4(a)(ix) hereof.

(b) BATL shall deliver to the Company:

(i) A bank check from a N.Y. Clearing House Member Bank payable to the order of the Company or a wire transfer in immediately available funds to a Company bank account as designated by the Company, in each case in the amount of the Purchase Price;

(ii) a duly completed and executed Accredited Investor Questionnaire acceptable to the Company; and

  (ii) The certificate referred to in Section 1.4(b)(iv) hereof.

1.4 Conditions to Closing.

(a) Conditions to Obligations of BATL. The obligation of BATL to purchase the BATL Shares and the BATL Warrant is subject to the satisfaction on or prior to the Closing of the following conditions, any or all of which may be waived by BATL:

(i) No order of any governmental body shall be in effect that restrains or prohibits the issuance of the BATL Shares or the BATL Warrant.

(ii) The Company shall have delivered to BATL (i) certificates representing the BATL Shares and the BATL Warrant, duly registered in the name of BATL and (ii) the Company counsel opinion referred to in Section 1.3(a)(ii).

(iii) the BATL Shares and the shares underlying the BATL Warrant shall have been duly listed, if required, for trading, on the OTC Bulletin Board;

(iv) Since September 30, 2005, no event or series of events shall have occurred that reasonably would be expected to have a Material Adverse Effect (as defined in Section 2.1.2).

(v) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date.

(vi) BATL shall not have become aware of any information or other matter with respect to legal matters affecting the Company that is inconsistent with the financial and other information disclosed to BATL prior to the date hereof, in a manner that constitutes or would reasonably be expected to have a Material Adverse Effect.

(vii) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date;

(viii). On or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange, NASDAQ or the OTC Bulletin Board; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities; or (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war;

(ix) The Company shall have delivered to BATL, at the Closing, a certificate dated the Closing Date, duly executed by the chief executive officer of the Company to the effect that all of the foregoing conditions have been met and that BATL’s nominee to the Board in accordance with Section 3.1.1 has been elected to the Board.

(b) Conditions to Obligations of the Company. The obligation of the Company to issue and sell the BATL Shares and the BATL Warrant is subject to the satisfaction on or prior to the Closing of the following conditions, any or all of which may be waived by the Company:

(i) No order of any governmental body shall be in effect that restrains or prohibits the issuance of the BATL Warrant or the BATL Shares.

(ii) BATL shall have delivered to the Company the Purchase Price.

(iii) The representations and warranties of BATL contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and

  (iv) BATL shall have delivered to the Company, at the Closing, a certificate dated the Closing Date, duly executed by its chief executive officer or member or manager performing similar functions, or to the effect that all of the foregoing conditions have been met.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company.

The Company hereby represents and warrants to BATL as follows:

2.1.1 Authorization of Agreement and Securities. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement (as defined in Section 2.1.11) and the BATL Warrant (the “Transaction Documents”) have been duly authorized by all necessary corporate action of the Company, and this Agreement constitutes the valid and binding obligations of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles to equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Company has available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to issue the BATL Shares hereunder and to effect the exercise of the BATL Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the exercise of the BATL Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”).

2.1.2 Organization, Standing and Qualification of the Company and the Company Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Schedule 2.1.2 lists all Subsidiaries (as hereinafter defined) of the Company and their respective jurisdictions of formation (collectively the “Company Subsidiaries” and each a “Company Subsidiary”). Each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction listed next to such Company Subsidiary on Schedule 2.1.2. The Company has the full corporate power and authority to execute, deliver and perform this Agreement and all other Transaction Documents. In addition, each of the Company and each Company Subsidiary has full corporate power and authority to carry on its business as now conducted and to own, lease, and operate its properties as now done. Each of the Company and each Company Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the properties owned or leased by it requires qualification, except where the failure to be so qualified would not have a material adverse effect on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of the Company (“Material Adverse Effect”). There are no outstanding securities or rights convertible into or exchangeable for shares of any capital stock of any Company Subsidiary and there are no contracts by which any Company Subsidiary is bound to issue additional shares of capital stock. All of the shares of capital stock of the Subsidiary are duly and validly authorized, fully paid and non-assessable and are owned by the Company free and clear of any lien with respect thereto.

For purposes herein, “Subsidiary” shall mean any entity more than 50% of the shares of the voting stock, voting interests, membership interests or partnership interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries.

2.1.3 Consents of Third Parties. The execution, delivery and performance by the Company of the Transaction Documents will not (i) violate or conflict with the certificate of incorporation or by-laws of the Company or any of the Company Subsidiaries, (ii) conflict with, or result in the breach or termination, amendment, cancellation or acceleration or right to increase the obligations or otherwise modify the terms of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which the Company or any of the Company Subsidiaries is a party or by which the Company, any Company Subsidiary or any of their properties is bound, (iii) constitute a violation of any law applicable to the Company or any Company Subsidiary or (iv) result in the creation of any lien upon any other properties or assets of the Company or any Company Subsidiary. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or third party (including, without limitation, any shareholder of the Company), is required on the part of the Company in connection with the execution, delivery and performance of this Agreement. Without limiting the foregoing, no vote or consent of the Company’s shareholders is required in order for the Company to issue the BATL Shares and/or the BATL Warrant and perform its obligations hereunder and to continue to list its shares for trading on the OTC Bulletin Board.

2.1.4 Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of the Company, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement. To the knowledge of the Company, except as set forth in Schedule 2.1.4, there is no litigation, arbitration, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened, or any order, injunction or decree outstanding, against or relating or the Company or any Company Subsidiary which, if adversely determined, would have a Material Adverse Effect. To the knowledge of the Company, there is no existing state of facts that would give rise to any such litigation that, if adversely determined, could reasonably be expected to have a Material Adverse Effect upon the Company or the Subsidiary or any Company Subsidiary.

2.1.5 Compliance with Laws. Neither the Company nor any Company Subsidiary is in violation of any applicable law, regulation, ordinance, or any other applicable requirement of any governmental body or court, which violations in the aggregate could reasonably be expected to have a Material Adverse Effect upon the Company or any Company Subsidiary and no notice has been received by the Company or any Company Subsidiary alleging any such violation that has not been cured or otherwise resolved and the cure or resolution of which would not result in any material monetary obligation or material limitation on the lawful conduct of the business of the Company or any Company Subsidiary as conducted on the date hereof. Neither the Company nor any Company Subsidiary has received any written notice of violation or alleged material violation of any such law or order by any governmental body in any material respect that has not been resolved, or received written notice of investigation by any governmental body which could reasonably have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business as currently conducted, the lack of which would materially and adversely affect the business or financial condition of the Company. The Company is not in default in any respect under any such franchises, permits, licenses or similar authorizations.

2.1.6 Compliance with Securities Laws; Disclosure. The Company’s Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Since January 8, 2003, the Company has made all of the filings (the “SEC Filings”) required to be made under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and all rules and regulations in effect thereunder, and no such filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, not misleading. As of their respective dates, the SEC Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the SEC Filings were filed, and, except to the extent the information in any SEC Filing has been revised or superseded by a later filed SEC Filing, did not and do not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Except as disclosed in the SEC Filings, or as otherwise disclosed in writing to BATL, since September 30, 2005 there has been no development that has any reasonable likelihood of having a Material Adverse Effect or resulting in a Material Adverse Effect upon the Company or the Subsidiary.

2.1.7 Disclosure. The SEC filings and the representations and warranties of the Company contained in this Agreement, when taken as a whole, contain no untrue statement of a material fact concerning the Company or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, as of their respective dates. There is no fact known to the Company that has had, or could reasonably be expected to have, a Material Adverse Effect and that has not been disclosed herein or in such other documents and statements furnished to BATL for use in connection with the transaction contemplated hereby.

2.1.8. Capitalization. Schedule 2.1.8 sets forth, in each case as of the date hereof, (i) the authorized capitalization of the Company, the number of shares of each class issued and outstanding and the number of shares reserved for issuance in connection with the Company’s stock option plans, and (ii) all options, warrants, convertible securities, rights to subscribe to, calls, contracts, undertakings, arrangements and commitments to issue which may result in the issuance of stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights. No securities of the Company are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transaction contemplated by this Agreement or any other Transaction Document.

2.1.9 No General Solicitation. None of the Company or any of its “affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the BATL Shares and BATL Warrant (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company has not entered into any contractual arrangement with respect to the distribution of the BATL Shares or BATL Warrant except for this Agreement, and the Company will not enter into any such arrangement.

2.1.10. No Default. Except as disclosed in the SEC Filings, the Company is not in default in the payment or performance of any of its contracts, agreements or other obligations, except where such default would not have a Material Adverse Effect.

2.1.11. Registration of Shares. Except as contemplated under the Registration Rights Agreement to be entered into between BATL and the Company on the date hereof (the “Registration Rights Agreement”) and except as set forth in Schedule 2.1.11, the Company has not entered into any agreement to register its debt or equity securities under the Securities Act.

2.1.12 Private Placement. Assuming the accuracy of the representations and warranties of BATL contained in Section 2.3 and its compliance with the agreements set forth therein, no registration under the Securities Act is required for the offer and sale of the BATL Shares and BATL Warrant by the Company to BATL or as contemplated hereby.

2.1.13 Taxes.  To the knowledge of the Company, there have been properly completed and filed all material tax returns required to be filed by the Company or any Company Subsidiary on or prior to the date hereof. All such tax returns are true, correct and complete in all material respects. All taxes of the Company or any Company Subsidiary due and payable have been timely paid, except where the failure to pay such taxes or the delay thereof would not reasonably be expected to have a Material Adverse Effect. The most recent audited financial statements of the Company contained in the SEC Filings reflect an adequate accrual in accordance with GAAP for all material taxes payable by the Company and any Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

2.1.14 Investment Company. The Company is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.1.15  Listing of Shares. The Common Stock is listed and traded on the OTC Bulletin Board (“OTC”), and the Company is not aware of any pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock. The Company is not in violation of any listing requirements of the OTC.

2.1.16.  Internal Controls. Except as otherwise disclosed in the SEC Filings, the Company maintains a system of internal accounting controls in accordance with applicable federal securities laws sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.1.17  Insurance. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

2.1.18  Environmental Matters. 1. The operations of the Company are, to its knowledge, in material compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

2. to its knowledge, the Company has obtained or applied for all material permits required under all applicable Environmental Laws necessary to operate its business;

3. the Company is not the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of Hazardous Materials;

4. the Company has not received, any written communication alleging that it may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

5. the Company does not have any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site); and

6. to the Company's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company pending or threatened which could lead to the imposition of any liability pursuant to any Environmental Law that would have a Material Adverse Effect;

For purposes of this Section 2.1.18:

"Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ' 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ' 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ' 6901 et seq.), the Clean Water Act (33 U.S.C. ' 1251 et seq.), the Clean Air Act (42 U.S.C. ' 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ' 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ' 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ' 651 et seq.), and the regulations promulgated pursuant thereto.

"Hazardous Material" means any substance, material or waste which is regulated by the United States, Canada or any of its provinces, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or toxic substance" under any provision of any Environmental Law;

"Release" means any release, spill, filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property;

"Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

2.1.19  Proprietary Rights. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted, except those the absence of which would not have a Material Adverse Effect. To the best of the Company's knowledge, the Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. No claims have been asserted by any person to the ownership or use of any Intangibles that would have a Material Adverse Effect on the Company and the Company has no knowledge of any basis for such claim.

2.1.20  Customers and Suppliers. The Company has not received any notice or has any reason to believe that any Company customer has ceased, or will cease, to use the proceeds, equipment, goods or services of the Company, or has substantially reduced or will substantially reduce, the use of such products, equipment, goods or services at any time which would have a Material Adverse Effect. The Company has no reason to believe that any of its suppliers will not sell raw materials, supplies, merchandise and other goods to the Company on the same terms and conditions as those used in its current sales to the Company, subject only to general and customary price increases.

2.2 Representations and Warranties of BATL.

BATL hereby represents and warrants to the Company as follows:

2.2.1 Authorization of Agreement. The execution, delivery and performance by BATL of this Agreement has been duly authorized by all necessary action of BATL, and this Agreement constitutes the valid and binding obligation of BATL enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles to equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.2.2 Organization of BATL. BATL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full power and authority to execute, deliver and perform this Agreement.

2.2.3 Consents of Third Parties. The execution, delivery and performance by BATL of its obligations under this Agreement will not (i) violate or conflict with the articles of organization or operating agreement of BATL, (ii) conflict with, or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order judgment or decree, to which BATL is a party or by which BATL or any of its properties is bound, or (iii) constitute a violation of any law applicable to BATL. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or third part is required on the party of BATL in connection with the execution, delivery and performance of this Agreement.

2.2.4 Litigation. There are no judicial or administrative actions, litigations, arbitrations, proceedings or investigations pending or threatened that question the validity of this Agreement or any action taken or to be taken by BATL in connection with this Agreement.

2.3 Investment Representations of BATL.

BATL hereby represents and warrants to the Company as follows:

(a) The BATL is an “accredited investor” as defined by Rule 501 under the Securities Act, and BATL is capable of evaluating the merits and risks of BATL’s investment in the Company and has the capacity to protect BATL’s own interests.

(b) BATL understands that except as provided for in the Registration Rights Agreement, the BATL Shares and the shares underlying the BATL Warrant, have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of BATL’s representations as expressed herein.

(c) BATL acknowledges and understands that the BATL Shares and BATL Warrant are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the BATL Securities for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the BATL Securities made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder, and applicable state securities laws.

(d) BATL acknowledges that the BATL Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. BATL is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations.

(e) In determining whether to make this investment, BATL has relied solely on the SEC Filings and the representations and warranties made by the Company pursuant to this Agreement. BATL understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and BATL has not relied on any other representations or information.

(f) To the extent BATL deems necessary, BATL has reviewed with BATL’s own tax advisors the federal, state and local tax consequences of this investment and the transactions contemplated by this Agreement. BATL relies solely on such advisors and not on any statements or representations of the Company or any of its agents. BATL understands that BATL (and not the Company) shall be responsible for BATL’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(g) BATL acknowledges that the BATL Securities are speculative and involve a high degree of risk and that BATL can bear the economic risk of the purchase of the BATL Securities, including a total loss of its investment.

(h) BATL recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the BATL Securities.

(i) BATL is aware that the BATL Shares and BATL Warrant are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Securities Act.

(j) (A) BATL understands that any and all certificates representing the BATL Shares and BATL Warrant and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which BATL has read and understands:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of the Company’s counsel that registration is not required under said Act.”

(B) The legend endorsed on the certificate pursuant to Section 2.3(j)(A) hereof shall be removed and the Company shall issue a certificate without such portion of the legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, and (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

(k) Because of the restrictions imposed on resale, BATL understands that until such time as the BATL Securities have been registered under the Securities Act or BATL demonstrates to the reasonable satisfaction of the Company that such registration shall no longer be required, the Company shall have the right to note stop-transfer instructions in its stock transfer records, and BATL has been informed of the Company’s intention to do so.

(l) BATL acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the BATL Securities and of making an informed investment decision.

ARTICLE THREE

COVENANTS

3.1 Covenants of the Company. On and after the Closing Date, the Company shall comply with each of the following provisions, any of which may be waived in whole or in part by the written consent of BATL only to the extent expressly stated thereon.

3.1.1  Election of Directors. From and after the Closing Date, for so long as BATL shall beneficially own (as determined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 10% of the outstanding shares of the common stock of the Company, BATL shall be entitled to nominate one director to the Board of Directors of the Company. The Company shall take all steps necessary to cause such nominee to be elected to the Board effective as of the Closing Date and re-elected, as applicable, to the Board at each election of the Board of Directors. In the event of the resignation or inability to serve of any such nominee, the vacancy thus created shall be filled by a nominee by BATL. If BATL shall at any time decline to nominate a director, a representative of BATL shall be entitled to attend all meetings of the Board and to be heard thereat, but not to vote (provided such representative shall agree in a writing reasonably satisfactory in form and substance to the Company to protect proprietary or confidential information of the Company). The failure for any reason by the Company to provide BATL with the right to place a director on the Board shall constitute a material breach of this Agreement.

3.1.2 Chief Executive Officer. Dwaine Reese shall agree, in form reasonably satisfactory to BATL, to remain as Chief Executive Officer of the Company for a period of two years from the Closing Date on terms and conditions comparable to those under which he presently serves as CEO.

3.1.3 Application of Proceeds. The proceeds of the Purchase Price shall be used by the Company as follows: (i) $1,000,000 to complete the purchase of RubyCat Technologies, provided such transaction is consummated; (ii) no more than $340,000 to repay certain outstanding debt of the Company and the Subsidiary; and (iii) the balance for working capital purposes. No commission, whether in cash or shares of stock of the Company, shall be paid or issued to any party in connection with the transaction contemplated by this Agreement and the Purchase Price paid by BATL. BATL is hereby granted the irrevocable, unconditional right (the “Put Option”), exercisable on one occasion only for a period of ninety (90) days following the earlier to occur of (i) the termination of any definitive agreement or letter of intent in respect of the RubyCat Transaction (as defined below) and (ii) if the Ruby Cat Transaction shall not yet have been consummated, ninety (90) days following the Closing Date (the earlier to occur of such events described in (i) and (ii), a “Triggering Event”), to sell to the Company up to 816,667 shares of Common Stock at a per share purchase price of $1.2245. BATL shall exercise such right by delivering a notice (the “Put Notice”) to the Company in accordance with Section 5.5 hereof specifying the number of shares BATL wished to sell to the Company and wire instructions to be used by the Company to transfer the requisite funds for the purchase of such shares. The Company shall have ten (10) business days from the date it receives such notice to pay for the number of shares specified in the notice. Contemporaneously with the receipt of such funds, BATL shall deliver certificates for the shares specified in the notice to the Company for cancellation. In the event that at the time of such sale BATL does not hold a certificate for the exact number of shares specified in the notice, BATL shall deliver to the Company a certificate or certificate(s) for more than the number of shares specified in the notice and the Company shall promptly issue to BATL a certificate representing the shares delivered by BATL in excess of the number of shares specified in the exercise notice. For the avoidance of doubt, in the event BATL shall fail to provide the Company with the Put Notice within ninety (90) days following written notice from the Company notifying BATL that a Triggering Event has occurred, BATL shall have no further rights hereunder to exercise the Put Option.

“RubyCat Transaction” means the proposed acquisition by the Company of Ruby Cat Technology, LLC, as disclosed in that certain Report on 8-K filed by the Company with the SEC on October 24, 2005.

3.1.4 Additional Financings. For such period of time commencing with the Closing Date and ending at the earlier of (i) twenty-four (24) months from the Closing Date, or (ii) the date BATL ceases to beneficially own (as determined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 10% of the outstanding shares of the capital stock of the Company, the Company will not, and will cause the Subsidiary not to, effect any equity or debt issuance or sale without the prior written consent of BATL other than (i) as a result of the exercise or conversion of any currently outstanding security pursuant to its current terms, (ii) other issuances which are contemplated as set forth in Schedule 2.1.8 under the heading “Other existing rights which may result in the issuance of stock of the Company”,  (iii) up to 250,000 shares for services rendered, and (iv) up to an additional 700,000 shares underlying options granted pursuant to a stock option plan providing for an exercise price that is no less than the fair market value of a share of Common Stock at the time of grant.

3.1.5. Filings. The Company undertakes and agrees that it will make all required filings in connection with the sale of the BATL Shares and BATL Warrant to BATL as required by United States laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and Regulations of the Commission), and to provide copies thereof to BATL promptly after such filing or filings.

3.1.6. Reporting Status. So long as BATL beneficially owns any of the BATL Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

3.1.7. Reservation of Common Stock. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the exercise of the BATL Warrant.

ARTICLE FOUR

INDEMNIFICATION

A. Indemnification of BATL by the Company.

The Company hereby agrees to indemnify and hold harmless BATL, its affiliates and their respective officers, directors, partners, shareholders, employees, managers and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

2. any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instru¬ment, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

B. Indemnification of the Company by BATL.

BATL hereby agrees to indemnify and hold harmless the Company, its affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), to the extent arising out of or in connection with any breach of any of BATL’s representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by BATL pursuant to this Agreement.

C. Third Party Claims. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article 4 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Article 4 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

D. Other Claims.

In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

ARTICLE FIVE

MISCELLANEOUS

5.1 Modification.  This Agreement, the Registration Rights Agreement and the BATL Warrant Certificate set forth the entire understanding of the parties hereto with respect to the subject matter hereof, merges and supersedes all existing agreements between them concerning such subject matter, and may only be altered or amended by a written instrument duly executed by the party against whom such alteration or amendment is sought to be enforced.

5.2 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

5.3 Binding Effect and No Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Neither party shall assign this Agreement or its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.

5.4 Governing Law and Consent To Jurisdiction. This Agreement shall be governed and construed under the laws of the State of New York and, without limiting the applicability or effectiveness of the arbitration clause herein, the parties hereto consent to the jurisdiction of the State and Federal courts having jurisdiction over matters arising in New York County, New York.

5.5 Notice. All notices or other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses, or sent by electronic transmission, with confirmation of receipt, to the telecopy numbers specified below: (or at such other address or telecopy number for the party as shall be specified by like notice):

If to the Company:

EnerTeck Corporation
10701 Corporate Drive
Suite 150
Stafford, Texas 77477
Attention: Dwaine Reese
Telecopier No.: (281) 240-1828

With a copy to:

Danzig Kaye Cooper Fiore & Kay, LLP
30A Vreeland Road, Suite 230
Florham Park, New Jersey 07932
Attn: David M. Kaye, Esq.
Telecopier No.: (973) 443-0609
If to BATL:

BATL BioEnergy LLC
7 Lakeside Drive
Rye, New York 10580
Attn: Thomas Donino
Telecopier No.: (914) 921-3495
With a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Attention: Elliot Press, Esq.
Telecopier No: (212) 940-6621

5.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance hereof.

5.7 Waiver. No waiver by any party, whether express or implied, of any provision of this Agreement, or of any breach or default, shall constitute a waiver of a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time.
5.8 Opportunity to Consult with Counsel. Each of the parties hereto represents, Warrant and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same. The parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the party drafting such document shall not apply.

5.9 Brokers. The Company and the BATL represent and warrant to each other that they have not employed or dealt with any broker in connection with any transactions contemplated by this Agreement and shall save each other harmless from any and all claims at any time hereafter made for brokers’ or finders’ fees or commissions, which claim or claims arise out of any agreement alleged to have been made by any of them.

5.10 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

5.11 Survival. The agreement, covenants, representations and warranties contained in this Agreement shall survive the execution of this Agreement and the delivery of the BATL Securities hereunder indefinitely.

5.12  Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof (including, any claim based upon a state or federal statute) will be settled by arbitration, before three arbitrator(s) in accordance with the Commercial Rules of the American Arbitration Association then in effect and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrator(s) will be selected by the parties, from a panel of attorney arbitrators experienced with the securities industry. Any arbitration shall be held in New York, New York. Either party hereto may request that any decision of the arbitrator be a reasoned decision and set forth the findings of fact and conclusions of law upon which the award is based. Either party may request that the arbitrator will honor claims of privilege recognized under applicable law and will use best efforts to protect confidential information (including, issuing the protective order). The parties shall share equally the costs of the arbitration and each party shall bear its own attorneys’ fees. Either party, before or during or after any arbitration, may apply to a court having jurisdiction for a temporary, provisional or permanent restraining order or injunction relief to protect its interests. Neither party nor their representatives nor the arbitrator(s) may disclose the existence or results of any arbitration hereunder, without the express prior written consent of all parties, except that either party may disclose an arbitration award to confirm it or enforce it or to the extent required by law. Prior to initiation of arbitration, the aggrieved party will give the other party written notice, in accordance with this Agreement, describing the claim and amount as to which it intends to initiate arbitration. Any service of process shall be served on the other party pursuant to this Agreement or as otherwise permitted under applicable law.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ENERTECK CORPORATION

By: /s/ Dwaine Reese
Name: Dwaine Reese
Title: Chief Executive Officer

BATL BIOENERGY LLC

By: /s/ Thomas Donino
Name: Thomas Donino
Title: President